UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2009

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

000-51026

(Commission File Number)

Delaware	77-0466789
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6409 Guadalupe Mines Road, San Jose, CA 95120

(Address of principal executive offices, including zip code)

(408) 826-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As the Company reported on a Current Report on Form 8-K filed with the SEC on December 24, 2009, effective as of December 18, 2009, Adriana Chiocchi, the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary, resigned all her positions with the Company.

On December 26, 2009 an agreement the Company entered into with Ms. Chiocchi on December 18, 2009 (the “Separation Agreement”) became effective pursuant to the terms thereof. Pursuant to the terms of the Separation Agreement, Ms. Chiocchi will be retained by the Company as a consultant through June 30, 2010 and will be paid $23,333.33 per month from January 1, 2010 through June 30, 2010, subject to Ms. Chiocchi’s continued compliance with certain non-competition restrictions set forth in the Separation Agreement. From December 18, 2009 through December 31, 2009, Ms. Chiocchi agreed to be an unpaid consultant of the Company pursuant to the terms of the Separation Agreement. In addition, pursuant to the Separation Agreement, Ms. Chiocchi will (i) receive payment of accrued salary and vacation plus a bonus of $120,000; (ii) be eligible to receive an additional bonus of $60,000 at the end of the consulting period described above; and (iii) be entitled to reimbursement from the Company for insurance coverage under COBRA through December 31, 2010 or such earlier time as Ms. Chiocchi becomes eligible for insurance through another employer. The payments described above shall be subject to required withholdings and authorized deductions. In addition, pursuant to the Separation Agreement, the Company will accelerate the vesting of Ms. Chiocchi’s options and other equity awards granted under the Company’s 2004 Equity Incentive Plan so that Ms. Chiocchi will be vested in that number of shares under each award which would have been vested as of June 30, 2010. Ms. Chiocchi will have until 30 days following the end of the consulting period described above to exercise the vested portion of any unexercised options. The Separation Agreement contains a general release by Ms. Chiocchi of all claims against the Company and its affiliates and representatives. In addition, as a condition to Ms. Chiocchi’s right to receive the additional bonus of $60,000 described above, Ms. Chiocchi has agreed to execute a supplemental release of all claims against the Company and its affiliates and representatives at the end of the consulting period described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 31, 2009	/s/ C. RICHARD NEELY, JR.
C. Richard Neely, Jr.
Chief Financial Officer
(Principal Financial and Accounting Officer and Duly Authorized Officer)